UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2003

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 9. Regulation FD Disclosure

On June 10, 2003, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) reported that its Chief Executive Officer and Chairman, F. Scott Bauer, will speak at the 2003 Northeast Super-Community Bank Conference on June 17th at 12:10 P.M. The two-day event will be held at the Omni Parker House Hotel in Boston, Massachusetts on June 16th and 17th and will be webcast live at www.super-communitybanking.com. The webcast can also be accessed through Southern Community’s website at www.smallenoughtocare.com under Investor Relations.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

     Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb Executive Vice President and Chief Financial Officer

Date: June 10, 2003